Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Ford Motor Co. Debenture-Backed Series 2001-36
*CUSIP:        21988G551      Class     A-1
               21988GBJ4      Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of    November 15, 2004.....                                          $0.00
         Scheduled Income received on securities.....                    $2,252,288.50
         Unscheduled Income received on securities.....                          $0.00

LESS:
         Distribution to Class A-1 Holders.....                         -$2,208,412.75
         Distribution to Class A-2 Holders.....                            -$43,875.75
         Distribution to Depositor.....                                         -$0.00
         Distribution to Trustee.....                                           -$0.00
Balance as of    May 15, 2005.....                                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    November 15, 2004.....                                          $0.00
         Scheduled Principal received on securities.....                         $0.00

LESS:
         Distribution to Holders.....                                           -$0.00
Balance as of    May 15, 2005.....                                               $0.00



                 UNDERLYING SECURITIES HELD AS OF    May 15, 2005

              Principal
                Amount                            Title of Security
              ---------                           -----------------
             $58,501,000        Ford Motor Company 7.70% Debentures due May 15,
                                2097
                                *CUSIP: 345370BS8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.



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